UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 15, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 9, 2011, we entered into an agreement to acquire certain wireless broadband assets and assume certain liabilities used to provide wireless Internet access and other related services from ERF Wireless, Inc., a Nevada corporation (“ERF”) (the “Asset Purchase Agreement”). The assets to be acquired are used in the business of operating wireless networks that provide high-speed Internet access and other related services to residential and commercial subscribers in East Central Texas (the “Business”). The wireless broadband assets to be acquired exclude assets owned by ERF and its separate subsidiaries that are used to deliver broadband services to the oil and gas and banking industries, as well as any wireless broadband assets outside of the Business.

On February 15, 2011, upon satisfaction of certain closing conditions as described in the Asset Purchase Agreement, KeyOn completed the acquisition and initiated the closing payment of $2,700,000 in cash and delivered 100,000 shares of our common stock, as further described in the Asset Purchase Agreement. The balance of the purchase price is subject to a 90 day holdback for net working capital and other adjustments.

A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.	Press release dated February 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: February 16, 2011	By: /s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer